SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A
                               (Amendment No. 1)


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (Date of earliest event reported): JANUARY 13, 2000



                           PARAGON TRADE BRANDS, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                     1-11368
                            (Commission File Number)

                                                    91-1554663
                        (IRS Employer Identification No.)

                   180 TECHNOLOGY PARKWAY, NORCROSS, GA 30092
               (Address of principal executive offices) (Zip Code)

                                 (678) 969-5000
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)






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                                                      Exhibit Index is at Page 5


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                       ITEM 5. BANKRUPTCY OR RECEIVERSHIP

On January 6, 1998, Paragon Trade Brands, Inc. (OTC Bulletin Board: PGNFQ), a Delaware corporation (the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), thereby commencing Case No. 98-60390, in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court"). On or about November 15, 1999, the Company and its Official Committee of Unsecured Creditors (the "Creditors' Committee") filed a Second Amended Plan of Reorganization (as subsequently modified through January 13, 2000, the "Plan") and related Disclosure Statement (as subsequently modified through November 18, 1999, the "Disclosure Statement") with the Bankruptcy Court. By order dated November 18, 1999, the Bankruptcy Court approved the Disclosure Statement as containing "adequate information" as such term is defined in Section 1125 of the Bankruptcy Code. At such time, the Court also approved certain voting procedures and established Friday, January 7, 2000 as the voting deadline for the Plan and Thursday, January 13, 2000 as the date for a hearing to consider confirmation of the Plan. A confirmation hearing was held by the Bankruptcy Court on January 13, 2000. By order dated January 13, 2000, the Bankruptcy Court confirmed the Plan. A copy of the Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Capitalized terms used herein and not defined have the meanings assigned to them in the Plan.

The Plan incorporates certain modifications with respect to the Stock Purchase Agreement pursuant to which PTB Acquisition Company, LLC, an affiliate of Wellspring Capital Management LLC (collectively, "Wellspring") has agreed to acquire substantially all of the New Common Stock of the Company as part of the plan of reorganization (the "Wellspring Transaction"). The Plan also reflects the terms of a global settlement reached between the Company, the Creditors' Committee, the Official Committee of Equity Security Holders, The Procter & Gamble Company and Kimberly-Clark Corporation with respect to certain distributions to be made to the Company's creditors and stockholders under the Plan.

Under the Plan, Paragon will be reorganized either (a) through the consummation of the Wellspring Transaction and the distribution of the proceeds as outlined under the Plan, or (b) alternatively, if the Wellspring Transaction is not consummated, pursuant to a stand-alone plan of reorganization. At the confirmation hearing, Wellspring informed the Bankruptcy Court that it was committed to consummating the Wellspring Transaction. The Company expects to close the Wellspring Transaction and exit Chapter 11 by January 31, 2000.

Under the Wellspring Transaction, Wellspring will purchase up to 98.5% (subject to reduction with respect to any New Common Stock purchased in accordance with the Wellspring Rights Offering) of the New Common Stock to be issued and outstanding on the Effective Date for a purchase price equal to $10.00 per share of New Common Stock, or approximately $117 million in cash. Holders of allowed unsecured claims will receive distributions in amounts equal to their pro rata share of the approximate $117 million of cash, after payment of administrative and priority claims, and $146 million of 11.25% five-year senior subordinated notes (the "New Notes") and the right to participate in the Wellspring Rights Offering of the New Common Stock of Reorganized Paragon. The Company's current stockholders will receive their pro rata share of 1.5% of the New Common Stock, certain warrants to purchase up to 5% of the New Common Stock (the "Warrants") and the right to participate in the Wellspring Rights Offering (to the extent all such rights are not exercised by holders of allowed unsecured claims). Pursuant to the Wellspring Rights Offering, up to approximately 214,000 shares of New Common Stock have been subscribed for by certain of the Company's stockholders. The Company is in the process of determining which rights subscriptions have been validly exercised. As a result, this number may change.

If Paragon is reorganized on a stand-alone basis as permitted under the Plan, holders of allowed unsecured claims will receive distributions in amounts equal to their pro rata share of 99.13% of the New Common Stock and the Company's current stockholders will receive their pro rata share of .87% of the New Common Stock Amount along with Warrants to purchase up to 1.8% of the New Common Stock of Reorganized Paragon.

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

Under either the Wellspring Transaction or a stand-alone plan, holders of allowed unsecured claims and the Company's current stockholders also will receive a portion of the proceeds, if any, of certain claims which will remain with the estate to be pursued by a Litigation Claims Representative approved in accordance with the terms of the Plan.

As of January 14, 2000, the Company had 11,949,694 shares of common stock issued and outstanding. Under either the Wellspring Transaction or a stand-alone plan, the total number of shares of stock that Reorganized Paragon shall have authority to issue shall be 25,000,000, of which 5,000,000 shares shall be shares of preferred stock and 20,000,000 shall be shares of New Common Stock.

Under the terms of the Plan, as of January 13, 2000, all shares of the Company's common stock were deemed non-transferable and exist only for purposes of entitling holders thereof as of such date to receive certain rights and their pro rata distribution under the Plan. In order to receive such pro rata distribution, holders of common stock as of January 13, 2000 must surrender their shares to the Company's Transfer Agent in accordance with the terms of a New Stock Transmittal Letter to be sent to such holders by the Transfer Agent.

Under the Wellspring Transaction, 11,581,203 shares of New Common Stock shall be issued to Wellspring (such amount may be adjusted as a result of the Company's ongoing determination of the actual number of valid subscriptions under the Wellspring Rights Offering); 178,365 shares of New Common Stock shall be issued to the Company's current stockholders; and up to an additional approximately 214, 000 shares of New Common Stock shall be issued to certain of the Company's current stockholders who exercised rights under the Wellspring Rights Offering (such amount may be adjusted as a result of the Company's ongoing determination of the actual number of valid subscriptions under the Wellspring Rights Offering). Under the Wellspring Transaction, the total number of outstanding shares of New Common Stock will be 11,891,000. Under a stand-alone plan, 13,448,425 shares of New Common Stock shall be issued to the Company's creditors; and 118,149 shares of New Common Stock shall be issued to the Company's current stockholders. Under a stand-alone plan, the total number of outstanding shares of New Common Stock will be 13,566,574.

As of December 26, 1999, the Company has approximately $391.7 million of Total Assets and $484.1 million of Total Liabilities.

Paragon Trade Brands, Inc. is the leading manufacturer of store brand infant disposable diapers in the United States and, through its wholly owned subsidiary, Paragon Trade Brands (Canada) Inc., is the leading marketer of store brand infant disposable diapers in Canada. Paragon manufactures a line of premium and economy diapers, training pants, feminine care and adult incontinence products, which are distributed throughout the United States and Canada, primarily through grocery and food stores, mass merchandisers, warehouse clubs, toy stores and drug stores that market the products under their own store brand names. Paragon has also established international joint ventures in Mexico, Argentina, Brazil and China for the sale of infant disposable diapers and other absorbent personal care products.

Statements made in this Form 8-K, other than those concerning historical information, should be considered forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in the Company's forward-looking statements. Factors which could affect the Company's financial results, including, but not limited to: the Company's Chapter 11 filing; increased raw material prices and product costs; new product and packaging introductions by competitors; increased price and promotion pressure from competitors; new competitors in the market; Year 2000 compliance issues; and patent litigation, are described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof, and which are made by management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PARAGON TRADE BRANDS, INC.



                                            By:      /S/ ALAN J. CYRON
                                                -------------------------------
                                                Name:  Alan J. Cyron
                                                Title:  Chief Financial Officer


Dated:  January 20, 2000





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                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION

99.1                       Modified Second Amended Plan of Reorganization.












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